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                                                                    EXHIBIT 10.1

                                 SHARE AND ASSET
                               TRANSFER AGREEMENT


This Share and Asset Transfer Agreement (together with all Annexes hereto, the "Agreement") is made on 19 October 2001 by and between

(A) Micronet AB, org. no. 556494-3016, a company incorporated under Swedish law, having its principal office at Soft Center, 372 25 RONNEBY, (the "Vendor"), and

(B) CellPoint Systems AB, org. no.556551-6373, a company incorporated under Swedish law, having its principal office at Kronborgsgrand 7, 164 46 KISTA, (the "Purchaser").

RECITALS

WHEREAS

The Micronet Mobile Location Services AB, org. no. 556601-0707, a company incorporated under Swedish law (the "Company"), having its principal office at Soft Center, 372 25 RONNEBY has an issued share capital of one-hundred-thousand (100,000) SEK into one-thousand (1,000) ordinary shares, each share with a nominal value of 100 SEK per share.

WHEREAS
The Vendor owns forty-two (42) per cent of the shares of the Company;

WHEREAS
The Purchaser owns fifty-eight (58) per cent of the shares of the Company;

WHEREAS
The Vendor owns certain equipment presently used by the Company in its daily business operations; (the "Assets")

WHEREAS
The Vendor has agreed to sell (i) its stake of forty-two (42) per cent of the shares in the Company, as well as (ii) the Assets, and the Purchaser has agreed to purchase the same on the terms and conditions set out in this Agreement;

NOW IT IS THEREFORE HEREBY AGREED AS FOLLOWS


1.          DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement the following terms and expressions shall have the meanings set forth below:

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            "Accounts"            means the audited accounts for the fiscal year
                                  ending 2001-06-30 and the unaudited accounts for the period ending 2001-10-31which shall be provided to Vendor no later than on 5 November 2001 as set out in section 5 below and which shall form ANNEX 1.1.A;

            "Agreement"           means this agreement together with all Annexes
                                  hereto;

            "Assets" means the machinery and other equipment owned by Micronet AB and used by the Company in its business operations as further specified in ANNEX 1.1.B to be transferred to Purchaser in accordance with section 2 below;

            "Balance Sheet Date"  means 31 October 2001

            "Company"             means Micronet Mobile Location Services AB,
                                  org. no. 556601-0707

            "Completion"          means the consummation and completion of the
                                  sale and purchase of the Shares and Assets contemplated by this Agreement in accordance with the provisions of Section 4 hereof;

            "Consideration"       means the consideration referred to in Section
                                  3 hereof;


            "Intellectual
            Property"             means patents trade or business names, trade
                                  marks, service marks, domain names, rights in any designs (registered or unregistered), copyrights, trade secrets, know how, rights in computer software, lists of suppliers and customers, confidential and proprietary knowledge and information, data base rights
                                  (including any registration or application for registration of any of the foregoing) and all rights under licences and consents in relation to any of the foregoing and all rights or forms of protection of a similar nature
                                  (registered or unregistered) to any of the foregoing or having equivalent effect anywhere in the world;

            "Parent Company"      means CellPoint Inc., a corporation organized
                                  under the laws of the State of Nevada, USA, being the parent company of the Purchaser

            "Parties"             means the Vendor and the Purchaser;

            "Purchaser"           means CellPoint Systems AB, org. no.
                                  556551-6373

            "Shares" means the Vendor's forty-two per cent stake of the shares in the Company;

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            "Tax and Taxes"       means all taxes of whatever kind, including
                                  without limitation, corporation tax, advance corporation tax, income tax, capital gains tax, value added tax, excise duties, customs and other import duties, inheritance tax, stamp duty, stamp duty reserve tax, national insurance or social security contributions, local authority council taxes and business rates, foreign taxation and duties, and any payments whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to any taxes or duties and all penalties charges and interest relating to any of the foregoing or resulting from a failure to comply with the provisions of any enactment relating to taxation;

            "Vendor"              means Micronet AB, org. no. 556494-3016;

            "Vendor' best
            knowledge"            means the actual knowledge of any of the
                                  representatives of the Vendor, including also what the named representatives should have known after due and careful enquiries with any relevant person(s) involved in the management or business of the Company.

            "Warranties"          means the warranties and representations set
                                  out in Section 6.


1.2 The headings of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.


2.          SALE AND PURCHASE

2.1 Subject to the terms of this Agreement the Vendor shall sell and transfer the Shares and the Assets with full title guarantee to the Purchaser and the Purchaser shall purchase and acquire the Shares and the Assets from the Vendor.

2.2 The Shares and the Assets shall be sold free from all liens or encumbrances and as regards the Shares together with (a) all accrued benefits and rights attaching thereto including but not limited to accumulated but not distributed profits and (b) all dividends or distributions declared paid or made after the Balance Sheet Date.

3.          CONSIDERATION

3.1 Subject to Sections 7 and 8 below, the Consideration for the Shares and the Assets shall be one-hundred-seven-thousand-one-hundred-forty-two (107,142) restricted shares in the Parent Company as well as fifty-three-thousand-five-hundred-seventy-one (53,571) warrants calculated as follows. The parties agree that as of the date hereof, such shares in the Parent Company presently corresponds to a total value of SEK approximately one-million-five-hundred-thousand (1,500,000), but there is no assurance of the future value of such shares after the date hereof.

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            The Consideration has been calculated on the basis of a share price of SEK fourteen (14) per share. The number of warrants forming part of the Consideration has been calculated on the basis of 0.5 (one-half) Warrant per share. The Warrants exercise price shall be USD 2.50 (two dollars fifty cents) per Warrant and may be exercised directly and up to a maximum of twenty-four (24) months after Completion.

            Vendor acknowledges and agrees that the shares being issued hereunder as part of the purchase price and upon exercise of the warrants have not been registered under the United States Securities Act of 1933 as amended, and accordingly, are "restricted securities", and may not be resold or transferred except upon a registration under such Act or an exemption therefrom. Parent Company will use its best efforts to file a registration statement for the shares included in the Consideration, including the shares underlying the Warrants with the Securities Exchange Commission on Form S-3 Registration Statement by 31 October 2001 provided that this Agreement is duly executed by authorized representatives of both parties no later than 26 October 2001. In the event that this Agreement is so executed at a later time, the Parent Company will use its best efforts to file such registration statement at the earliest possible time thereafter as may be determined by the Parent Company.

4.          COMPLETION

4.1         DATE AND PLACE OF COMPLETION

            Completion shall take place on at the offices of Advokatfirma Lindh Stabell Horten, Regeringsgatan 38, 103 90 STOCKHOLM, Sweden, on 1 November 2001, at 10.30 am ("Completion").

            The delivery of the Shares to Purchaser shall occur as follows. Subject to and simultaneous with Purchaser's settlement of its debt to the Company pursuant to section 9.1 below, Vendor shall fulfill its obligation pursuant to sub-section 4.2 (A)(1) below. The parties shall jointly and in good faith agree on the date and procedure of delivery of the Shares to Purchaser as well as final settlement of Purchaser's debt as set out in section 9.1

4.2         VENDOR' OBLIGATION

            Save for Vendor's obligations as set forth under (A) (1) in this subsection 4.2, which obligation shall be fulfilled as set out in section 4.1 second paragraph, on Completion the Vendor shall:

            (A)   deliver to the Purchaser:
                  (1) duly executed transfers of the Shares by the registered holders thereof in favour of the Purchaser or its nominees together with the relative share certificates;
                  (2) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Shares; and
                  (3)   powers of attorney in an agreed form;

            (B)   deliver to the Purchaser as agent for the Company:

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                  (1)   all the statutory and other books (duly written up to
                        date) of the Company and its certificate of incorporation, any certificates of incorporation on change of name and common seal; and
                  (2) the title deeds to the Properties other than in respect to those Properties which are disclosed in this Agreement as being charged and the title deeds as being held by the chargee;

            (C) act so as to procure a board meeting of the Company to be held at which there shall be:
                  (1) passed a resolution to register the transfer of the Shares and to register, in the register of shareholders, the Purchaser (or its nominees) as the holder(s) of the Shares concerned;
                  (2) appointed as directors and/or secretary such persons as the Purchaser may nominate;
                  (3) revoked all existing authorities to banks and new authorities shall be given to such banks on such terms as the Purchaser may direct; and
                  (4) changed the situation of the registered office and (subject to the Companies Acts) the accounting reference date, each as the Purchaser may direct;

            (D) act so as to procure the discharge of all guarantees and like obligations given by the Company in respect of the obligations of any of the Company's staff or other person belonging to the Company's management;

            (E) procure that the Assets are duly delivered to the Company's premises, no later than on Completion and release the Company from any attaching obligations on the Assets;

4.3 On Completion the Vendor shall where applicable repay all inter-company loans or other monies owing to the Company.

4.4         The Vendor acknowledges and agrees that:

            (1) the Consideration has not been registered under the United States Securities Act of 1933 as amended and including the rules and regulations thereunder as in effect from time to time (the Securities Act); and accordingly the Consideration is "restricted securities";

            (2) the certificates evidencing the Consideration shall bear a legend to the effect that such shares are "restricted securities";

            (3) the Consideration may not be resold except pursuant to a registration statement filed with the United States Securities and Exchange Commission under the Securities Act or pursuant to an exemption from such registration; and

            (4) the Vendor is acquiring the Consideration to be issued to it for its own account and not with a view to the distribution thereof.

5.          CONDITIONS PRECEDENT

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5.1         The obligation of the Purchaser to complete the transactions contemplated by this Agreement shall be subject to the following.

            (I) the approval of the board of directors of the Parent Company;
            and

            (II) that the agreement is in full satisfaction and compliance with the terms and conditions of the financing agreement entered into between the Parent Company and Castle Creek Technology Partners LLC.

            In the event that the conditions set out in (I) and / or (II) above have not been fulfilled or are not satisfied, the Purchaser shall at its own discretion and without any obligation to the Vendor be entitled to withdraw from this Agreement.

5.2 The obligation of the Purchaser to complete the transactions contemplated by this Agreement shall be moreover subject to the following.

            (A) that Annex 1.1 (A) is delivered to Purchaser no later than on 5 November 2001;

            (B) that the Company's equity (Sw: "eget kapital") is not below an amount of SEK 618.838;and

            (C) that the profits and losses of the Company shown by the Accounts are not below the forecasted profits and losses of the Company, which for the period ending 31 October 2001 corresponds to SEK 249.502.

            In the event that the equity and/or profits and losses of the Company shown by the Accounts are below the forecasted profits and loss of the Company by more than ten per cent (10%) the Purchaser shall at its own discretion and without any obligation to the Vendor be entitled to withdraw from this Agreement. In the event the parties cannot agree on (i) whether there exists a deviation (to the detriment of the Purchaser) between the Accounts and the forecasted profits and losses of the Company, and/or (ii) whether the equity is below the stipulated amount in (B) above, the parties hereby agree that the Purchaser's interpretation shall prevail.

5.3 The Purchaser shall be entitled to waive the fulfillment of any of the conditions set forth in this section 5 above without prejudice to any right or remedy of the Purchaser in respect of the representations and warranties set out in section 6 not being true and correct.

5.4         .

6.          WARRANTIES AND REPRESENTATIONS BY THE VENDOR

            Prior to the date hereof, the Purchaser has not conducted an accounting and business due diligence with respect to the Company and relies therefor upon the warranties and representations provided by the Vendor below.

            In line with the aforesaid and what is further stated in this Agreement, the Vendor warrants and represents to the Purchaser that the following is true and correct as at the

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            date of this Agreement and Completion.

6.1         EXISTENCE AND CORPORATE AUTHORITY

            The Company is duly organised and validly existing under the laws of Sweden and has full corporate power and all necessary licences, permits and authorisations to carry on its business as now conducted and to own, lease and operate the assets and properties used in connection therewith.

            The Purchaser acknowledges however that no board members for the Company have been registered with the Patent and Registrations Office (PRV) as required by law and that PRV has indicated that in the event that no application is submitted as regards the board, the Company may be subject to liquidations proceedings, ANNEX 6.1.

6.2         SHARES

6.2.1 The Shares constitute forty-two (42) per cent of the entire issued capital of the Company and are legally and validly issued and fully paid.

6.2.2 There are no (i) debt instruments convertible into shares, (ii) debt instruments with a right or option to subscribe for new shares,
            (iii) participating debt instruments issued by the Company or (iv) other agreements regarding liens, pledges, encumbrances, pre-emption rights, purchase rights or other rights to shares or such instruments as referred to above in the Company or to the Shares.

6.2.3 The Vendor lawfully owns and has good and marketable title to the Shares. The Shares are free and clear of all encumbrances and there exists no agreement to create any encumbrance over any such Shares.


6.3         RECORDS

6.3.1 Those copies of the memorandum and articles of association and extracts from the relevant trade registers which are enclosed as ANNEX 6.3, are true, accurate, up to date and complete and reflect the present status of the Company.

6.3.2 No constitutional documentation of the Company required by applicable law (such as, but not limited to, shareholders' registers, memorandum and articles of association, minutes of the board of directors' meetings and general meetings, permits and licences) is missing, and no registrations or applications (and applicable fees), relating to any constitutional documentation of the Company are pending or outstanding.

6.4         ACCOUNTS

6.4.1 The Accounts have been prepared in accordance with law, generally accepted accounting principles in Sweden and the books and records of the Company and give a true and fair view of the financial position and results of the operations of the Company as at the Balance Sheet Date. For the avoidance of doubt the Vendor guarantees that there shall be no deviation between the Accounts and the forecasted profits and losses of the Company as set out in section 5 above to the detriment of the Purchaser of an amount

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            corresponding to more than ten (10) per cent. In the event of such deviation, the Vendor shall compensate the Purchaser as set out hereunder.

6.4.2 Adequate provision or reserve has in accordance with law and generally accepted accounting principles been made in the Accounts for all liabilities and obligations, all bad and doubtful debts, all capital and burdensome commitments, including but not limited to all Taxation and deferred Taxation liable to be assessed on the Company on or before the date hereof.

6.4.3 All accounts receivable reflected in the Accounts have been included therein in accordance with generally accepted accounting principles in Sweden and are (other than receivables collected since the Balance Sheet Date) valid and fully collectable for the full amount thereof. All receivables of the Company accrued after the Balance Sheet Date and not collected as of Completion are valid and fully collectable for their full amount. Any exceptions to the foregoing are set out in ANNEX 6.4.

6.4.4 The Company has good and marketable title to all assets included in the Accounts and all assets are free and clear from mortgages, pledges, liens or other encumbrances, except as disclosed in the Accounts.

6.4.5 The profits and losses of the Company shown by the Accounts have not in any material respect been affected by any unusual, exceptional, extraordinary or non-recurring item or by any other matter, which has rendered such profits or losses unusually high or low.

6.5         ABSENCE OF CERTAIN CHANGES OR EVENTS

6.5.1 There has not occurred or arisen since the Balance Sheet Date and will not until Completion occur or arise with respect to the Company;

            (A) any material adverse change in the financial condition or in the assets or operations of the business or any event which singly or in the aggregate could result in any such material adverse change; or

            (B) any obligations, commitments or liabilities, contingent or otherwise, whether for Taxes or otherwise, except obligations, commitments and liabilities arising in the ordinary course of business; or

            (C) any amendments to or termination of, or any agreement to amend or terminate, any of the customer agreements listed in ANNEX 6.5; or

            (D) any sale, assignment, transfer, pledge, lease or other disposal of any individual asset; or

            (E) any increase in the rates of remuneration or compensation (including bonuses) payable or to become payable to any officer, employee or consultant; or

            (F) any other transaction other than in the ordinary course of business;

            and the Company has not agreed or arranged to do any of the foregoing.

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6.5.2       Up to the Balance Sheet Date and up to Completion;

            (A) the business of the Company has been conducted in the ordinary course of business with a view to maintaining the business as a going concern;

            (B) no contract or commitment has been entered into by or on behalf of the Company extending beyond the Completion, except normal commitments for the purchase of material or supplies, and contracts not involving materials or supplies made in the ordinary course of business;

            (C) the Company has not borrowed any additional funds from banks or other external sources other than as required in the ordinary course of business.

6.6         DIVIDENDS

            No dividends or other similar distributions have been declared, made or paid by the Company. The Company has not distributed any property or provided any loan, security or guarantee in conflict with the provisions of any applicable laws.

6.7         ASSETS AND ASSETS BELONGING TO THE COMPANY

            (A)   ASSETS

            The Vendor lawfully owns and has good and marketable title to the Assets. The Assets are free and clear of all encumbrances and there exists no agreement to create any encumbrance over any such Assets.

            The Assets are (and shall be on Completion) in good working order (ordinary wear and tear excepted) and fit for their intended purpose and use in the Company's daily operations and fully maintained and serviced on a timely basis;

            Any applicable taxes to be paid or arising out of the transfer of the Assets shall be to the account of the Vendor;

      (B)   ASSETS BELONGING TO THE COMPANY

            The Company owns, leases or is otherwise entitled to use, all assets necessary for it to carry on its business as presently conducted, and such assets are in good operating condition, ordinary wear and tear excepted, fully maintained and serviced on a timely basis. All assets referred to under this section 6.7 (B), including but not limited to assets that have been written-off (Sw: "avskrivna inventarier") are listed in ANNEX 6.7.

6.8         AGREEMENTS

6.8.1 All material contracts to which the Company is a party have been supplied to the Purchaser and are found in ANNEX 6.8 hereto and;

            (A) each contract is valid and binding in accordance with its written terms;

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            (B)   except as set out in ANNEX 6.8.1 hereto, no contract contains any break or other termination clauses or penalties (or a right to negotiate the terms thereof) in the event of a change of the shareholding or control of the Company;

            (C) the Company is not in breach of or default of any contract and, to the Vendor's best knowledge, as of the date of this Agreement none of the counter-parties is in breach of or default of any contract;

            (D) the Company has not terminated or amended any contract and as of the date of this Agreement none of the counter-parties has terminated or amended any contract;

            (E) to the Vendor' best knowledge as of the date of this Agreement, no party intends to terminate or amend any contract; and

            (F) there are no material verbal agreements entered into by the Company.

6.8.2 All agreements and contracts in the Company have been entered into on customary terms and at arm's length.

6.8.3 The Company is not bound by any agreement that limits the freedom of the Company to compete in any line of business, compete with any person or to transact business with any person.


6.9         INTELLECTUAL PROPERTY

6.9.1 All Intellectual Property which is used in and is necessary for the business is owned by or licensed or otherwise made available to the Company (indicating ownership or license rights) and is not subject to any encumbrance or licensed to a third party.

6.9.2 Neither the Vendor nor the Company has given any notice of any infringement by any third party of any Intellectual Property owned by or licensed to the Company.

6.9.3 There has not been presented to the Vendor or the Company any claim, whether for infringement, damages or otherwise, made by any third party which relates to the use of Intellectual Property by the Company and no such claim is threatened.

6.10        EMPLOYMENT AND PENSION AGREEMENTS

6.10.1 The names, titles, age, length of service and current annual remuneration of all employees of the Company, including without limitation bonuses, benefits in kind, compensation programs, stock option and similar rights and pension benefits are listed in ANNEX
            6.10 hereto. Except as set forth therein, the Company has not as of the date of this Agreement received notice of termination from any employee. The Company is not liable to make any payment to any present or former director, officer or employee by way of damages or compensation for loss of office or employment or for redundancy or unfair or wrongful dismissal or any sum in respect of any breach of any employment contract or any breach of any statutory duty.

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6.10.2      The Company is not under any present of future liability to pay to or in respect of any employee or former employee or the spouse or dependants of any employee of former employee or any other person who is or has been in any manner connected with the Company any pension, superannuation allowance, death benefit, retirement gratuity, or like benefit or to contribute to any pension or life assurance scheme, medical insurance scheme, permanent health scheme, and the Company has not made any such payments or contributions on a voluntary basis nor is it proposing to do so.

6.10.3 The Company has, with respect to employment, complied with all applicable laws, regulations, practices, terms and conditions of employment, pension, wages and hours. There is as of the date of this Agreement no pending or, to Vendor' best knowledge, threatened litigation, proceeding or dispute relating to employment or pension matters in respect to the Company and there have been no employee disputes or proceedings with respect to non-compliance with employment regulations during the past five years.

6.11        COMPLIANCE WITH LAW

6.11.1 To the Vendor's best knowledge the Company and its Directors, officers and employees have in relation to the business and assets of the Company complied at all times with all applicable laws (including data protection laws), regulations, permissions, consents and codes of practice, whether of Sweden or elsewhere.

6.11.2 All necessary licenses, consents, permits and authorizations have been obtained by the Company to enable it to carry on its business in the places and in the manner in which such business is conducted and all such licenses, consents, permits and authorizations are valid and have been complied with in all respects.

6.12        LITIGATION AND DISPUTES

6.12.1 There is no claim, suit, administrative, arbitration or other legal proceeding (including but not limited to tax proceedings) pending or threatened against the Company, its business, properties or assets, and there is no such claim, suit or proceeding pending or threatened by the Company against any other person.

6.12.2 There is as of the date of this Agreement no material dispute with any government or any agency or body on behalf of such government or any other authority in relation to the Company, which has not already been rectified.

6.13        TAXES

6.13.1 The Company has submitted to the appropriate Tax authority all Tax returns, reports and information with respect to which such obligations arose prior to Completion. The Company has thereby provided, in a truthful and correct manner, all information that is required in order for the appropriate Tax authority to be able to calculate Taxes in a correct manner. No such filings contain any material misstatements or omit any statement of any material fact. The Company has timely paid to the appropriate authority Taxes due and payable. The Company is not in default in respect of Taxes for any taxable year or part thereof and prior to the contract date, the Company has not executed any transaction which resulted, or may result, in deferred Taxation. Any exceptions to the foregoing are set out in ANNEX 6.13.

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6.13.2      The Company has not requested, has not been given or has not been granted by any Tax authority a waiver or comparable consent or extension of any statue of limitations governing the time of the assessment or collection with respect to any Taxes or Tax returns.

6.13.3 The Company has complied in all respects with all applicable laws relating to the withholding of Taxes (including withholding of employment Taxes) and has within the time and manner prescribed by law, withheld and paid over to the proper authority all amounts required to be withheld and paid over under all applicable laws. Any exceptions to the foregoing are set out in ANNEX 6.13.

6.13.4 The Company is not a party to, is not bound of, or has no obligation under any tax sharing agreement, tax indemnification agreement or similar contract or arrangement, and the Company has no potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement. The Company has no liability for the Taxes of another person by contract or otherwise.

6.13.5 The Company has made no private expense payments on behalf of the directors and their associates and there are no loans between the company and its directors. No power of attorney which is currently in force has been granted the directors and their associates with respect to any matter relating to Taxes.

6.13.6 All losses carried forward of the Company are correctly calculated and capable of utilisation.

6.13.7 The Company has not participated in any transaction that may be regarded as a Tax evasion (or Tax fraud) and there is currently no pending audit within the Company regarding Taxes, or any legal proceedings concerning Taxes which involve the Company. Nor are there any concluded audits or legal proceedings against the Company that might result in any Taxes.

6.14        INSURANCE

            The insurance coverage of the Company is adequate, covering its assets against such losses and risks as are generally maintained for comparable businesses and properties and valid policies for such insurance are now and will until Completion be outstanding and duly in force. The Company has not done or omitted to do or suffered anything which might render any policies of insurance taken out void or, to the Vendor's best knowledge, the premium payable liable to increase.

6.15        OTHER MATTERS

            The Vendor and/or the Company has not withheld any information, which at the date hereof could be considered to be of material importance to the Purchaser in its evaluation of the Company. Unless otherwise provided herein, all of the information set forth in this Agreement or otherwise provided by the Vendor and/or the Company and/or any written information provided by any of their advisors to the Purchaser or its advisors is to the best of the Vendor' best knowledge true and accurate.

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7.          COVENANTS OF THE VENDOR

7.1         ESCROW

            The Vendor agrees that of the Consideration, a total number of sixteen-thousand-seventy-one (16,071) shares shall be placed in escrow with Advokatfirma Lindh Stabell Horten (the "escrow agent") for a period of three months after Completion pending determination of any indemnification obligations of the Vendor as set out in this Agreement. The shares in escrow may be released as set out in section 8.3 below.

7.2         NON-COMPETITION

            The Vendor agrees that, for a period of two (2) years following Completion, it shall not directly commence any business or acquire an interest in any business which is competitive with the business of the Company and / or the business of the Purchaser as conducted for the two (2) years preceding the Completion date, including but not limited to the direct or indirect recruitment of any of the Company's or the Purchaser's staff, notwithstanding that such person(s) terminates its employment with the Company or the Purchaser after Completion and enters into new employment with a third party. The Vendor further agrees that it shall procure that the persons listed in ANNEX 7.2, representing the owners of the Vendor and for the period that the Vendor is bound by this section, shall not directly commence any business or acquire an interest in any business which is competitive with the business of the Company and / or the business of the Purchaser as conducted for the two (2) years preceding the Completion date, including but not limited to the direct or indirect recruitment of any of the Company's or Purchaser's staff, notwithstanding that such person(s) terminates its employment with the Company or the Purchaser after Completion and enters into new employment with a third party.

            The foregoing restriction however shall not prohibit the Vendor or any of the persons listed in Annex 7.2 above from (i) investing in securities of any entity solely for investment purposes and without participating in the business thereof provided such securities are traded on a stock exchange approved by relevant governmental authorities in Sweden or in the USA; (ii) investing in venture capital funds that have interests in a business that is competitive with the Company, solely for investment purposes AND so long as the Vendor or person is not a controlling person or manager of such entity and Vendor does not directly or indirectly own 5 % or more of any class of securities or similar of such competitive entity / business.

7.3 If the Vendor fails to comply with the provisions of section 7.2 then the Vendor shall in respect of every breach thereof pay to the Purchaser an agreed compensation in the amount of SEK fifty thousand (50,000) per breach. In case the damage caused by any such breach is greater than the aforesaid compensation, then the Purchaser shall be entitled to claim damages from the Vendor in respect of any such excess amount. The payment by the Vendor of agreed compensation and/or damages does not make any breach of this Agreement permissible.

8.          INDEMNIFICATION

8.1         INDEMNIFICATION

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8.1.1       The Vendor hereby agrees to indemnify the Purchaser against, and to hold the Purchaser harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorney's fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the Purchaser (collectively referred to as "Loss") arising out of any breach of any of the Warranties, covenants or agreements made or to be performed by the Vendor pursuant to this Agreement.

8.1.2 For the avoidance of doubt and without restricting the right of the Purchaser or the ability of the Purchaser to claim damages on any basis in the event that any of the Warranties is broken or proves to by untrue or misleading, the Vendor covenants to pay on demand to the Purchaser:

            (A) forty-two per cent (42%) of the amount which would be needed to put the Company into the position which would have existed if the Warranty had not been broken and had been true and not misleading (provided that the breach is not due to gross negligence of willful misconduct from the Vendor, in which case the Vendor shall indemnify the Purchaser against one hundred per cent (100%) of the whole Loss); and

            (B) all costs and expenses incurred by the Purchase or the Company directly or indirectly as a result of such breach.

            For the avoidance of doubt, the Vendor hereby confirms that damages due to any breach of sections 4, 6.2, and / or 7.2 shall be fully paid by the Vendor, i.e. without the restriction in this sub-section
            8.1.2 (A) above being applicable.

8.2         CLAIM

            No claims shall be brought by the Purchaser against the Vendor (unless it is a claim for breach of Sections 6.1 and 6.2 above) in respect of any Loss, unless notice in writing of any such claim, accompanied by reasonable particulars thereof specifying the nature of the breach and, so far as practicable, the amount claimed in respect thereof, has been given to the Vendor within one year from Completion. Notwithstanding the above, a claim relating to Tax Warranties may be made until the expiration of a three month period after a final judgement with respect to such liability has been rendered by a court or other tax authority of competent jurisdiction.

8.3         SHARES IN ESCROW

            Where no claim has been made by Purchaser pursuant to the terms and conditions of this Agreement and provided that a period of three months shall have elapsed since Completion, shares placed in escrow pursuant to section 7.1 above shall be released to the Vendor.

            Where Purchaser has made a claim however against the Vendor pursuant to the terms and conditions of this Agreement, and even where a period of three months shall have elapsed since Completion, the shares placed in escrow shall remain, without prejudice to any other rights of Purchaser, in escrow and shall continue to constitute security for any

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            amount that Vendor is obligated to pay to the Purchaser as indemnification of the Vendor's breach of its obligations in accordance with this Agreement. The Vendor accepts that the escrow agent may only release the shares to the Vendor subject to written notice from Purchaser stating that the escrow agent is permitted to release such shares to the Vendor or where the escrow agent is otherwise directed to do so pursuant to a court order. The Vendor agrees that it shall make no claims against the escrow agent.

9.          OTHER COVENANTS MADE BY EACH PARTY

9.1         OUTSTANDING DEBT TO VENDOR

            Subsequent to Completion, the Purchaser undertakes to procure that it shall settle its outstanding debt to the Company of an amount of SEK 2.657.533 no later than by 30 November 2001 and shall procure that the Company shall repay its debt to Vendor of the same amount. Purchaser's payment of shall be made to the Company's account with Svenska Handelsbanken, account no.: 6743 398 215 588 and Company's payment shall be made Vendor's account with Svenska Handelsbanken, account no.: 6743 135 127 092.

            The Purchaser may at its own discretion, without obligation to the Company and/or Vendor, settle amount set out in the preceding paragraph or portions thereof (as may be decided by Purchaser) above before 30 November 2001, in the event the Purchaser may at its own discretion determine that such measure may prevent the Company and/or the Vendor from becoming insolvent or from entering into a similar situation.

9.2         SUB-LEASE AGREEMENT

            The Vendor hereby confirms that as per 31 January 2002, the sub-lease agreement presently in force between the Vendor and Company concerning office premises located at Soft Center, 372 25 Ronneby shall be terminated and the Vendor confirms that after that date the Company shall have no further obligations in relation to the Vendor as regards such sub-lease agreement save for rentals concerning the months of October, November, December 2001 and January 2002. The Vendor confirms that the rent as set out in the sub-lease agreement between the Vendor and the Company for said premises has been amended as follows:

            (i) for the month of October 2001, the rent shall correspond to 100 % (one-hundred per cent) of the rent paid by Vendor to its landlord; and (ii) for the months of November 2001 - January 2002, the rent shall correspond to 75 % (seventy-five per cent) of the rent paid by Vendor to its landlord.

            The Vendor confirms that its landlord has approved that the Vendor may sub-lease the said premises to the Company and that the landlord has approved that such sub-lease may be transferred to Purchaser where required by the Purchaser.

            Unless otherwise agreed in writing, the Purchaser shall procure that the Company shall quit the premises no later than on 31 January 2002.

            The Purchaser undertakes to support the Vendor in renegotiating its lease agreement regarding said premises with the Vendor's landlord in a manner as the Purchaser in its sole discretion deems appropriate. For the avoidance of doubt, this undertaking does not

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            create any obligation whatsoever for the Purchaser for which the
            Purchaser may be held liable.

9.3         RECRUITMENT

            The Vendor undertakes to make its best effort to support the Purchaser in its endeavours to recruit key personnel from the Vendor. The persons that may be recruited for employment with the Purchaser or with Purchaser's affiliated company are specified in ANNEX 9.3. In the event that personnel is recruited by Purchaser from the Vendor, the Purchaser undertakes to assume relevant vacation debts of the Vendor in relation to such person where applicable and in a manner as may be appropriate.

10.         CONFIDENTIALITY

            The Parties undertake not to disclose any information, whether written or oral, including, without limitation, financial information, trade secrets, client lists and other proprietary business information, relating to the business or the Company which information is not known to the general public, unless (i) required to do so by law or stock exchange regulations, or (ii) such disclosure has been consented to by the Purchaser.

11.         PUBLICATION

            The Parties shall mutually determine the date and the method of any publication of the Purchaser's acquisition hereunder, except as may be required by law or stock exchange regulations. If one of the Parties is obliged under law or such regulations to publish information about this Agreement or any part thereof, the other Party shall be informed thereof in connection with any such publication.

12.         AMENDMENTS

            This Agreement may only be amended by an instrument in writing duly executed by the Parties. No change, termination or modification of any of the provisions of this Agreement shall be binding on the Parties unless made in writing.

13.         NOTICES

            All notices, requests and other communications to the Parties hereunder shall be in the English language and deemed to be valid and effective if sent in writing to the addresses of the Parties stated in the preamble to this Agreement or to other addresses supplied at a later date.

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14.         GOVERNING LAW AND ARBITRATION

14.1 This Agreement shall in all respects be governed by and construed in accordance with the laws of Sweden.

14.2 Any dispute, controversy or claim arising out of or in connection with this Agreement or from agreements resulting therefrom, or the breach, termination or invalidity hereof or thereof, shall be exclusively settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three (3) arbitrators and the place of arbitration shall be Stockholm, Sweden. The arbitration proceedings shall be conducted in the English language.

                              --------------------


IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be signed in two (2) original copies by their respective duly authorised officers as of the date first above written.

/s/ MIKAEL ROOS                  /s/ LARS WADELL
-------------------------       -------------------------

MICRONET AB                     CELLPOINT SYSTEMS AB